EXHIBIT 99(a)(3)

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       of

                  EVERGREEN INTERNATIONAL BALANCED INCOME FUND

                           a Delaware Statutory Trust

                          Principal Place of Business:

                               200 Berkeley Street
                           Boston, Massachusetts 02116

                              Agent for Service of
                              Process in Delaware:

                            Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

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                                TABLE OF CONTENTS

                       AGREEMENT AND DECLARATION OF TRUST

ARTICLE I         Name and Definitions........................................1

1.   Name     ................................................................1
2.   Definitions..............................................................1
     (a)      Advisers........................................................1
     (b)      By-Laws.........................................................1
     (c)      Certificate of Trust............................................1
     (d)      Class...........................................................1
     (e)      Commission......................................................1
     (f)      Continuing Trustee..............................................1
     (g)      Declaration of Trust............................................2
     (h)      Delaware Act....................................................2
     (i)      Interested Person...............................................2
     (j)      1940 Act........................................................2
     (k)      Person..........................................................2
     (l)      Principal Underwriter...........................................2
     (m)      Series..........................................................2
     (n)      Shareholder.....................................................2
     (o)      Shares..........................................................2
     (p)      Trust 2
     (q)      Trust Property..................................................2
     (r)      Trustees........................................................2

ARTICLE II        Purpose of Trust............................................3

ARTICLE III       Shares......................................................3

1.   (a)      Division of Beneficial Interest.................................3
     (b)      No Preemptive Rights............................................3
2.   Ownership of Shares......................................................4
3.   Transfer of Shares.......................................................4
4.   Investments in the Trust.................................................5
5.   Status of Shares and Limitation of Personal Liability....................5
6.   Establishment, Designation, Abolition or Termination, etc.
     of Series or Class.......................................................5
     (a)      Assets Held with Respect to a Particular Series.................5
     (b)      Liabilities Held with Respect to a Particular Series............6
     (c)      Dividends, Distributions, Redemptions, and Repurchases..........7
     (d)      Equality........................................................7
     (e)      Fractions.......................................................7
     (f)      Exchange Privilege..............................................7
     (g)      Combination of Series...........................................7


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7.   Claims...................................................................7

ARTICLE IV        Trustees....................................................8

1.   Number...................................................................8
2.   Term of Office of Trustees; Classes......................................8
3.   Vacancies; Resignation; Removal..........................................9
4.   Effect of Death, Resignation, etc. of a Trustee..........................10
5.   Powers...................................................................10
6.   Payment of Expenses by the Trust.........................................14
7.   Payment of Expenses by Shareholders......................................14
8.   Ownership of Assets of the Trust.........................................14
9.   Service Contracts........................................................14
10.  Trustees and Officers as Shareholders....................................15
11.  Compensation.............................................................16

ARTICLE V         Shareholders' Voting Powers and Meetings....................16

1.   Voting Powers, Meetings, Notice and Record Dates.........................16
2.   Quorum and Required Vote.................................................16
3.   Record Dates.............................................................17
4.   Additional Provisions....................................................17

ARTICLE VI        Net Asset Value, Distributions and Redemptions..............17

1.   Determination of Net Asset Value, Net Income and Distributions...........17
2.   Redemptions..............................................................17

ARTICLE VII       Limitation of Liability; Indemnification....................18

1.   Trustees, Shareholders, etc. Not Personally Liable; Notice...............18
2.   Trustees' Good Faith Action; Expert Advice; No Bond or Surety............18
3.   Indemnification of Shareholders..........................................19
4.   Indemnification of Trustees, Officers, etc...............................19
5.   Compromise Payment.......................................................20
6.   Indemnification Not Exclusive, etc.......................................21
7.   Liability of Third Persons Dealing with Trustees.........................21
8.   Insurance................................................................21

ARTICLE VIII      Miscellaneous...............................................21

1.   Termination of the Trust.................................................21
2.   Conversion to an Open-End Investment Company.............................22
3.   Reorganization...........................................................22
4.   Certain Transactions.....................................................23


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5.   Amendments...............................................................24
6.   Filing of Copies; References; Headings...................................25
7.   Applicable Law...........................................................25
8.   Provisions in Conflict with Law or Regulations...........................26
9.   Statutory Trust Only.....................................................26


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             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                  EVERGREEN INTERNATIONAL BALANCED INCOME FUND

      THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of operating a Delaware statutory trust in accordance with the provisions hereinafter set forth.

      NOW, THEREFORE, the Trustees hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares of this Trust.

                                    ARTICLE I

                              Name and Definitions

      Section 1. Name. This Trust shall be known as "Evergreen International Balanced Income Fund", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

            (a) "Adviser(s)" means a party or parties furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 9(a) hereof;

            (b) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

            (c) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

            (d) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

            (e) "Commission" shall have the meaning given such term in the 1940 Act;

            (f) "Continuing Trustee" shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust's operations, if less than thirty-six


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      months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees

            (g) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time;

            (h) "Delaware Act" means the Delaware Statutory Trust Act, 12 Del.
      C. ss. 3801 et seq., as amended from time to time;

            (i) "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

            (j) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

            (k) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates, and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

            (l) "Principal Underwriter" shall have the meaning given such term in the 1940 Act;

            (m) "Series" means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof, and where the context requires or where appropriate, shall be deemed to include "Class" or "Classes";

            (n) "Shareholder" means a record owner of outstanding Shares;

            (o) "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares, whole Shares, including any preferred shares of beneficial interest which may be issued from time to time;

            (p) "Trust" means the Delaware Statutory Trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

            (q) "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

            (r) "Trustees" means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust,


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      and reference herein to a Trustee or the Trustees shall refer to such
      Person or Persons in his or her or their capacity as Trustees hereunder.

                                   ARTICLE II

                                Purpose of Trust

The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

                                   ARTICLE III

                                     Shares

      Section 1.

      (a) Division of Beneficial Interest. The beneficial interest in the Trust may be divided into one or more Series and/or Classes by the Trustees. The number of Shares authorized shall be unlimited. Subject to the further provisions of this Article III, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, including cash or securities, subject to any restriction set forth in the By-Laws, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purposes of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series, (v) to classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof; (vi) to change the name of any Series or Class thereof; (vii) to abolish or terminate any one or more Series or Classes thereof; (viii) to refuse to issue Shares to any Person or class of Persons; and
(ix) to take such other action with respect to the Shares as the Trustees may deem desirable.

      To the extent that the Trustees authorize and issue preferred shares of any Class or Series, they are hereby authorized and empowered to amend or supplement this Declaration of Trust,


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including an amendment or modification to the rights of any outstanding Shares at the time of such amendment or supplement, as they deem necessary or appropriate, including without limitation to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

      Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such Shareholder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series and upon redemption of the Shares of any Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

      All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

      All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

      (b) No Preemptive Rights. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

      Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

      Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the holder of record of Shares shall be deemed


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to be the holder of such Shares for all purposes hereunder and neither the
Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

      Section 4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

      Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or any right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations or expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

      Section 6. Establishment, Designation, Abolition or Termination etc. of Series or Class. The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The abolition or termination of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that abolishes or terminates such Series or Class.

      Shares of each Series or Class of the Trust established pursuant to this
Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

            (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same


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      may be) shall irrevocably be held separate with respect to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series, and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

            (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to" that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the Certificate of Trust and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.


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            (c) Dividends, Distributions, Redemptions, and Repurchases.
      Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article Vl, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, or any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

            (d) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series with each other Share of the same Series, subject to such preferences and special or relative rights and privileges as the Trustees may determine in respect of any Class or otherwise.

            (e) Fractions. Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

            (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

            (g) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

      Section 7. Claims. (a) No Shareholder shall have the right to bring or maintain any court action, proceeding, or claim on behalf of the Trust or any Series or Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding, or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable nonmonetary injury to the Trust or Series or Class of Shares would otherwise result; provided that such demand will be excused if beneficial owners owning at least 75% of the outstanding Shares of the Trust and who would be eligible, under Delaware law, to bring such an action, proceeding or claim themselves, join in the bringing of such action, proceeding or claim on the basis that an effort to cause the Trustees to bring such a action, claim or proceeding is not likely to succeed. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed


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court action, proceeding, or claim and the essential facts relied upon by the
Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a Series or Class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding, or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or a Series or Class of Shares shall be subject to the right of the Shareholders under Article V hereof to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

      (b) No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act (excepting rights of action permitted under section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the class of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees; provided that such demand will be excused if beneficial owners owning at least 75% of the outstanding Shares of the Trust and who would be eligible, under Delaware law, to bring such an action, proceeding or claim themselves, join in the bringing of such action, proceeding or claim on the basis that an effort to cause the Trustees to bring such a action, claim or proceeding is not likely to succeed. A request for authorization shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or Shareholder seeking authorization. Any decision by the Trustees to authorize a court action, proceeding or suit by a class of Shareholders shall be subject to the right of the Shareholders under Article V hereof to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE IV

                                    Trustees

      Section 1. Number. The number of Trustees shall be fixed from time to time by the Trustees and shall at all times be at least one and no more than such number as determined, from time to time, by the Trustees pursuant to Section 5 of this Article IV. A Trustee may be elected either by the Trustees or by the Shareholders, in each case as contemplated by this Article IV.


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      If the number of Trustees is changed, any increase or decrease shall be apportioned among the classes of Trustees, so as to maintain a number of Trustees in each class as nearly equal as possible. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 3 of this Article at the time of the decrease. Except as provided in this Article, Trustees shall be elected only at an annual meeting of Shareholders.

      Section 2. Term of Office of Trustees; Classes.

                  (a) Subject to the voting rights established with respect to a particular Series or Class, each Trustee shall hold office for life or until he or she dies, resigns, is removed, his or her successor is elected and qualifies, or the Trust terminates. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall take such actions as may be necessary under applicable law for the election of Trustees. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

            (b) Prior to any sale of Shares pursuant to a public offering, the Trustees shall have classified themselves, with respect to the time for which they severally hold office, into the following three classes: Class I, whose term expires at the initial annual meeting; Class II, whose term expires at the next succeeding annual meeting after the initial annual meeting (the "second annual meeting"); and Class III, whose term expires at the next succeeding annual meeting after the second annual meeting. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. At each annual meeting beginning with the initial annual meeting, the successors of the class of Trustees whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is removed from office. The Trustees shall assign by resolution from their number Trustees to each of the three classes. The Trustees may also determine by resolution those Trustees in each class that shall be elected by Shareholders of a particular Class of Shares (e.g., by a Class of preferred Shares issued by the Trust) prior to the initial public offering of such Class of Shares.

      Section 3. Vacancies; Resignation; Removal

      From and after the date when Shares are first sold pursuant to a public offering and subject to any voting powers of one or more Classes or Series of Shares as set forth in this Declaration of Trust or in the By-Laws or by resolution of the Board of Trustees, any vacancies occurring in the Board of Trustees may be filled by the Trustees as set forth below. Prior to the date when Shares are first sold pursuant to a public offering, subject to any limitations imposed by the 1940 Act or other applicable law, any vacancies occurring in the Board of Trustees may be filled by the Trustees without any action by or meeting of Shareholders.

      Subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy occurring in the Board of Trustees that results from an increase in the number of Trustees may be filled by vote of a majority of the entire Board of Trustees, and any other vacancy occurring in the Board of Trustees may be filled by vote of a majority of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee; provided, however, that if the Shareholders of any Class or Series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that Class or Series or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series. A Trustee elected by the Board of Trustees to fill any vacancy occurring in the Board of Trustees shall serve until the next annual meeting of Shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, or removal from office. Any Trustee elected at any annual meeting of Shareholders to fill any vacancy occurring in the Board of Trustees that has arisen since the preceding annual meeting of Shareholders (whether or not any such vacancy has been filled by election of a new Trustee by the Board of Trustees) shall hold office for a term which coincides with the remaining term of the class of Trustee to which such office was previously assigned, if such vacancy arose other than by an increase in the number of Trustees, and until his or her successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of Trustees, any Trustee so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the class of Trustee to which such office has been apportioned as heretofore provided, and until his or her successor shall be elected and shall qualify.

      Any Trustee may resign his or her trust or retire as a Trustee (without need for prior or subsequent accounting except in the event of removal) by an instrument in writing signed by him or her and delivered to the President or Secretary or a Trustee of the Trust, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed from office for "Cause" (as hereinafter defined) by action of at least seventy-five percent (75%) of the outstanding Shares of the Classes or Series of Shares entitled to vote for the election of such Trustee, or with or without Cause (as hereinafter defined) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony.

      Section 4. Effect of Death, Resignation, etc. of a Trustee

      The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of any such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Adviser(s) are empowered to appoint new Trustees subject to the provisions of the 1940 Act.

      Section 5. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust as described in this Declaration of Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; remove any Trustee with or without cause as described above, and fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an administrator for the Trust and may authorize such administrator to employ subadministrators; employ an investment adviser or investment advisers to the Trust and may authorize such Advisers to employ subadvisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

      Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

            (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of investments of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust, and commodities and commodity contracts; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

            (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

            (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

            (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

            (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the Trust's own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

            (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

            (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to it such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

            (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

            (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

            (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith to issue notes or other evidences of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

            (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

            (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

            (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

            (n) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

            (o) To enter into contracts of any kind and description;

            (p) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as they may consider appropriate as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

            (q) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

            (r) To interpret the investment policies, practices, or limitations of any Series or Class;

            (s) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

            (t) To allocate assets, liabilities and expenses of the Trust to a particular Series and Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

            (u) To invest all of the assets of the Trust, or any Series or any Class thereof, in a single investment company or in any number of other investment companies;

            (v) To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

      The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

      Section 6. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Advisers, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

      Section 7. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, expenses of the Trust as described in Section 6 of this Article IV ("Expenses"), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such

Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

      Section 8. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 9. Service Contracts.

            (a) The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any Person and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Adviser(s) or administrator to delegate certain or all of its duties under such contracts to other qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such Person.

            (b) The Trustees may also, at any time and from time to time, contract with any Person, appointing such Person exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust.

            (c) The Trustees are also empowered, at any time and from time to time, to contract with any Person, appointing such Person or Persons the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series.

            (d) The Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

            (e) The fact that:

                  (i) any of the Shareholders, Trustees, or officers of the
            Trust is a shareholder, director, officer, partner, trustee, employee, Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person, or for any parent or affiliate of any Person with which an advisory, management, or administration contract, or Principal Underwriter's or distributor's contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

                  (ii) any Person with which an advisory, management, or
            administration contract or Principal Underwriter's or distributor's contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter's or distributor's or other service contract with one or more other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its shareholders.

      Section 10. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

      Section 11. Compensation. The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

      Section 1. Voting Powers, Meetings, Notice, and Record Dates. The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 3 hereof, and (ii) with respect to such additional matters relating to the Trust, including the calling of a meeting of Shareholders, as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration statement of the Trust with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. Shareholders shall be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value per Share for each Share held, as to any matter on which the Share is entitled to vote. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all shares of the Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

      Section 2. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, thirty-three and a third percent (33 1/3%) of the Shares issued and outstanding shall constitute a quorum at a Shareholders' meeting but any lesser number shall be sufficient for adjourned sessions. When any one or more Series (or Classes) is to vote as a single Series (or Class) separate from any other Shares, thirty-three and a third percent (33 1/3%) of the Shares of each such Series (or Class) issued and outstanding shall constitute a quorum at a Shareholders' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

      Section 3. Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

      Section 4. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                 Net Asset Value, Distributions and Redemptions

      Section 1. Determination of Net Asset Value, Net Income and Distributions. The Trustees, in their absolute discretion, may prescribe such bases and times for determining the per Share net asset value of the Shares of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

      Section 2. Redemptions. Except as provided with respect to a particular Class in the By-laws or the resolutions establishing such Class, Shares of the Trust will not be redeemed or repurchased by the Trust, except as the Trustees shall determine from time to time and the Trust shall be under no obligation to redeem or repurchase Shares. The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him or her. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

                                   ARTICLE VII

                    Limitation of Liability; Indemnification

      Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. The Trustees, officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations, or in limiting or omitting any other actions for or in connection with the Trust, are or shall be deemed to be acting as Trustees, officers, employees or agents of the Trust and not in their own capacities. No Shareholder shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person or Persons in connection with the assets or the affairs of the Trust or of any Series, and subject to Section 4 of this Article VII, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any other Person or Persons in connection with the assets or affairs of the Trust or of any Series, save only that arising from his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or the discharge of his or her functions. The Trust (or if the matter relates only to a particular Series, that Series) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Series in tort, contract or otherwise in connection with the assets or the affairs of the Trust or such Series, and all Persons dealing with the Trust or any Series shall be deemed to have agreed that resort shall be had solely to the Trust Property of the Trust (or if the matter relates only to a particular Series, that of such Series), for the payment or performance thereof.

      The Trustees may provide that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that a Certificate of Trust in respect of the Trust is on file with the Secretary of State of the State of Delaware and may recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer, and not individually, and that the obligations of any instrument made or issued by the Trustees or by any officer of officers of the Trust are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series in question, as the case may be. The omission of any statement to such effect from such instrument shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually, or to subject the assets of any Series to the obligations of any other Series.

      Section 2. Trustees' Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to Section 4 of this Article VII, a Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, Adviser, administrator, distributor or Principal Underwriter, custodian or transfer agent, dividend disbursing agent, shareholder servicing agent or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party employed by the Trust. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

      For purposes of (a) any standard of care applicable to a Trustee in the discharge of his or her duties as a Trustee and (b) indemnification of a Trustee pursuant to this Article VII, the conduct of the Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an "audit committee financial expert" nor the knowledge, experience or other qualifications underlying such a determination shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification.

      Section 3. Indemnification of Shareholders. If any Shareholder (or former Shareholder) of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) may assume the defense against such charge and satisfy any judgment thereon or may reimburse the Shareholders for expenses, and the Shareholder or former Shareholder (or the heirs, executors, administrators or other legal representatives thereof, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled (but solely out of the assets of the Series of which such Shareholder or former Shareholder is or was the holder of Shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

      Section 4. Indemnification of Trustees, Officers, etc. Subject to the limitations, if applicable, hereinafter set forth in this Section 4, the Trust shall indemnify (from the assets of one or more Series to which the conduct in question relates) each of its Trustees, officers, employees and agents (including Persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter, together with such Person's heirs, executors, administrators or personal representative, referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust; or
(ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct,
(ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of the Trustees who are neither "interested persons" of the Trust as defined in the 1940 Act nor parties to the proceeding (the "Disinterested Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by one or more Series to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided that the Covered Person shall have undertaken to repay the amounts so paid to such Series if it is ultimately determined that indemnification of such expenses is not authorized under this Article VII and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      Section 5. Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4 of this
Article VII, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a quorum of the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office.

      Section 6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person or shareholder may be entitled. As used in this Article VII, a "disinterested" Person is one against whom none of the actions, suits or other proceedings in question, and no other action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article VII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

      Section 7. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

      Section 8. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.

                                  ARTICLE VIII

                                  Miscellaneous

            Section 1. Termination of the Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more Classes or Series of Shares as set forth in the By-Laws, the Trust may be dissolved at any time (i) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares entitled to vote or (ii) by vote or consent of a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees, upon written notice to the Shareholders. Any Series or Class of Shares may be dissolved at any time
(x) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares of such Series or Class entitled to vote or (y) by vote or consent of a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees upon written notice to the Shareholders of such Series or Class. For the avoidance of any doubt and notwithstanding anything to the contrary in this Declaration of Trust, Shareholders shall have no separate right to vote with respect to the dissolution of the Trust or a Series or Class of Shares if the Trustees (including the Continuing Trustees) exercise their right to dissolve the Trust or such Series or Class pursuant to clauses (ii) and
(y) of this Section 1.

      Upon dissolution of the Trust or of any one or more Series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or Class, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Class(es) involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes or Series of Shares. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged from any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

      Following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee, upon which the Trust shall terminate.

      Section 2. Conversion to an Open-End Investment Company.

      Notwithstanding any other provisions in this Declaration or the By-Laws, the conversion of the Trust or any series of Shares from a "closed-end company" to an "open-end company", as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act (as in effect on the date of this Declaration), together with any necessary amendments to this Declaration to permit such a conversion, shall require the approval of a majority of the Trustees then in office and the affirmative vote or consent of at least seventy-five percent (75%) of each Class of Shares outstanding and entitled to vote on the matter, unless a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees entitled to vote on the matter approve such conversion and related actions. In the event of such approval by the Trustees and the Continuing Trustees as referred to in the preceding sentence, the 1940 Act shall govern whether and to what extent a vote or consent of Shares shall be required to approve such conversion and related actions. Any affirmative vote or consent required under this Section 2 shall be in addition to the vote or consent of the Shareholders otherwise required by the 1940 Act or by any agreement between the Trust and any national securities exchange.

      Section 3. Reorganization.

            (a) Except as provided in Sections 1 and 4 of this Article VIII, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to merge or consolidate with or into or transfer its assets and any liabilities to one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation or transfer of assets and any liabilities) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series (or Classes) of the Trust to transfer its assets and any liabilities to any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, or corporations, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

            (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation or exchange or transfer of assets and liabilities approved by the Trustees in accordance with this Section 3 may (i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

         Section 4.  Certain Transactions.

            (a) Except as otherwise provided in paragraph (b) of this Section 4, the affirmative vote or consent of at least seventy-five percent (75%) of the Trustees of the

      Trust and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote thereon shall be necessary to authorize any of the following actions:

                  (i) the merger or consolidation or share exchange of the Trust or any Series or Class of Shares with or into any other person or company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or of any such person or company with or into the Trust or any Series or Class of Shares;

                  (ii) the issuance or transfer by the Trust of any Series or
            Class of Shares (in one or more series of transactions in any twelve-month period) of any securities of the Trust or such Series or Class to any other person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (i) sales of any securities of the Trust or a Series or Class in connection with a public offering thereof, (ii) issuance of securities of the Trust or a Series or Class pursuant to a dividend reinvestment plan adopted by the Trustees and (iii) issuances of securities of the Trust or a Series or Class upon the exercise of any stock subscription rights distributed by the Trust or a Series or Class;

                  (iii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Trust or any Series or Class of Shares (in one or a series of transactions in any twelve-month period) to or with any person of any assets of the Trust or such Series or Class having an aggregate fair market value of $1,000,000 or more, except for transactions in securities effected by the Trust or a Series or Class in the ordinary course of business;

                  (iv) any Shareholder proposal as to specific investment
            decisions made or to be made with respect to the assets of the Trust or a Series or Class of Shares; or

                  (v) the creation by the Trustees of one or more statutory
            trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and the providing for conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

            (b) Notwithstanding anything to the contrary in paragraph (a) of this Section 4, so long as each action is approved by both a majority of the entire Board of Trustees and seventy-five percent (75%) of the Continuing Trustees, and so long as all other conditions and requirements, if any, provided for in the By-Laws and applicable law have been satisfied, then no Shareholder vote or consent shall be necessary or required to approve any of the actions listed in paragraphs (a)(i),
      (a)(ii), (a)(iii), (a)(iv) or (a)(v) of this Section 4, except to the extent such Shareholder vote or consent is required by the 1940 Act.

Section 5. Amendments.

      (a) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more Classes or Series of Shares, and except as provided in paragraph (b) of this Section 5, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees (1) when authorized so to do by a vote of Shareholders holding a majority of the Shares entitled to vote or (2) without Shareholder approval as the Trustees may consider necessary or desirable in order to authorize one or more Classes or Series of Shares as in Section 1 of Article 3. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII hereof with respect to any actions or omissions of Persons covered thereby prior to such amendment. Amendments having the purpose of changing the name of the Trust or of supplying any omission or curing any ambiguity shall not require authorization by Shareholder vote. Amendments having the purpose of curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

      (b) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, no amendment may be made under this Section 5 which shall amend, alter, change or repeal any of the provisions of Article I, Section 2(f); Article III, Sections 1(b), 5 or 7; Article IV, Sections 1, 2 or 3; each Section of Article V; each Section of Article VII; or this Article VIII, Sections 1, 2, 3, 4 or 5 unless, in each case, the amendment effecting such amendment, alteration, change or repeal shall be effected by an instrument in writing signed by a majority of the then Trustees and seventy-five percent (75%) of the Continuing Trustees and shall receive the affirmative vote or consent of at least seventy-five percent (75%) of the Shares entitled to vote; provided, however, that such affirmative vote or consent shall be in addition to the vote or consent of the Shareholders otherwise required by applicable law or by the terms of any agreement between the Trust and any national securities exchange.

      (c) Except to the extent that the By-Laws or applicable law requires a vote or consent of Shareholders, the Board of Trustees shall have the sole power and authority to adopt, amend, alter, change or repeal any By-Law of the Trust, if the resolution or writing adopting, amending, altering, changing or repealing any such By-Law is approved or signed by a majority of the Board of Trustees; provided, however, that the approval of a majority of the Board of Trustees and seventy-five percent (75%) of the Continuing Trustees shall be required for (i) any amendment, alteration, change or repeal of Article 2 of the By-Laws and (ii) any amendment, alteration, change or repeal of any other Section or provision of the By-Laws designated from time to time by resolution of a majority of the Board of Trustees and seventy-five percent (75%) of the Continuing Trustees to require such approval.

      Section 6. Filing of Copies; References; Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

      Section 7. Applicable Law.

            (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

            (b) Notwithstanding the first sentence of Section 7(a) of this
      Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of Trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; or (viii) activities similar to those referenced in the foregoing items (i) through (vii).

      Section 8. Provisions in Conflict with Law or Regulations.

            (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940

Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such decision shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

      Section 9. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

      IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the 22nd day of September, 2005.

/s/ Charles A. Austin                        /s/ David M. Richardson
Charles A. Austin                            David M. Richardson
Trustee and not individually                 Trustee and not individually


/s/ Shirley L. Fulton                        /s/ Dr. Russell A. Salton, III
Shirley L. Fulton                            Dr. Russell A. Salton, III
Trustee and not individually                 Trustee and not individually


/s/ K. Dun Gifford                           /s/ Michael S. Scofield
K. Dun Gifford                               Michael S. Scofield
Trustee and not individually                 Trustee and not individually


/s/ Dr. Leroy Keith, Jr.                     /s/ Richard J. Shima
Dr. Leroy Keith, Jr.                         Richard J. Shima
Trustee and not individually                 Trustee and not individually


/s/ Gerald M. McDonnell                      /s/ Richard K. Wagoner
Gerald M. McDonnell                          Richard K. Wagoner
Trustee and not individually                 Trustee and not individually


/s/ William Walt Pettit
William Walt Pettit
Trustee and not individually

                         THE PRINCIPAL PLACE OF BUSINESS
                                OF THE TRUST IS:

                               200 Berkeley Street
                           Boston, Massachusetts 02116